EXHIBIT "99"



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                       EAST TEXAS FINANCIAL SERVICES, INC.

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           1200 South Beckham o P. O. Box 6910 o Tyler, TX 75711-6910
                       o 903-593-1767 o Fax 903-593-1094


                                  NEWS RELEASE


For verification, contact:          Gerald W. Free, Vice Chairman/President/CEO
                                    Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, November 26, 1999

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                           ANNOUNCES STOCK REPURCHASE


     Tyler, Texas, November 26, 1999, - - - East Texas Financial Services, Inc. (OTCBB: ETFS), announced today that it has completed the repurchase of approximately 10% of its outstanding shares from a group of stockholders led by William D. Vaughan. The shares were purchased at prevailing market prices.

     Gerald W. Free, President of the Company, indicated that the Board of Directors approved the repurchase in view of the current price level of the Company's common stock, the capital position of the Company's subsidiary, First Federal Savings and Loan Association of Tyler and the stockholder group's agreement not to acquire shares of the Company in the future or to take any hostile action against the Company. Mr. Free stated "With this action today we can focus on achieving the synergies and cost savings that make our pending merger with Gilmer so attractive. Our focus will continue to be on achieving the best possible results for our stockholders."


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